SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

Science & Technology Fund

(the “Fund”)

2919 Allen Parkway

Houston, Texas 77019

June 29, 2023

Dear Participant:

At a meeting held on October 25-26, 2022 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved a new investment sub-advisory agreement between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and BlackRock Investment Management, LLC (“BlackRock” or the “Subadviser”) with respect to the Fund (the “New Sub-Advisory Agreement”). The Fund is a series of VC I. The New Sub-Advisory Agreement became effective on May 1, 2023. BlackRock replaced T. Rowe Price Associates, Inc. (“T. Rowe”) as one of the three subadvisers to the Fund. Voya Investment Management Co. LLC (“Voya IM”) and Wellington Management Company LLP (“Wellington”) are the other two subadvisers to the Fund.

In connection with the appointment of BlackRock, there were no material changes to the investment objective, principal investments strategies, principal risks, or benchmark of the Fund. However, the portfolio management team for the Fund changed and the fees payable by VALIC to BlackRock under the New Subadvisory Agreement are lower than those that were payable to T. Rowe. Effective with the appointment of BlackRock, the allocation of assets managed by the three subadvisers was adjusted to increase the assets managed by BlackRock (as compared to those managed by T. Rowe) and Wellington and to decrease the assets managed by Voya IM.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Sub-Advisory Agreement and BlackRock.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2919 Allen Parkway

Houston, Texas 77019

Science & Technology Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING A NEW SUB-ADVISORY AGREEMENT FOR THE SCIENCE AND TECHNOLOGY FUND

You have received this Information Statement because on May 1, 2023, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”).

Purpose of the Information Statement

You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to approve an Investment Sub-Advisory Agreement (the “New Sub-Advisory Agreement”) between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and BlackRock Investment Management, LLC (“BlackRock” or the “Subadviser”) with respect to the Fund. BlackRock replaced T. Rowe Price Associates, Inc. (“T. Rowe”) as one of the three subadvisers to the Fund. Voya Investment Management Co. LLC (“Voya IM”) and Wellington Management Company LLP (“Wellington”) are the other two subadvisers to the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC I relies upon an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change or add sub-advisers when it is determined that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 60 days of the hiring of a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement. The order also permits the Fund to disclose fees paid by VALIC to subadvisers on an aggregate, rather than individual, basis. In addition, pursuant to no-action relief, the SEC Staff has extended multi-manager relief to any affiliated subadviser, provided certain conditions are met. The Fund’s shareholders have approved the Fund’s reliance on the no-action relief. VALIC will determine if and when the Fund should rely on the no-action relief. The Prospectus will be updated in advance of the no-action relief being relied upon by the Fund.

This Information Statement is being posted on or about June 29, 2023, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on May 1, 2023 (the “Record Date”) at Information statements | Corebridge Retirement Services (corebridgefinancial.com).

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 2-3, 2022. VALIC is an indirect, wholly owned subsidiary of Corebridge Financial, Inc. (“Corebridge”), which is a majority-owned subsidiary of American International Group, Inc. (“AIG”).

Pursuant to the terms of the Advisory Agreement, VALIC acts as an adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as BlackRock, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance, and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the New Sub-Advisory Agreement.

The contractual management fee payable by the Fund to VALIC is equal to 0.90% on the first $500 million of the Fund’s average daily net assets and 0.85% on assets over $500 million of the Fund’s average daily net assets. Further, pursuant to an Advisory Fee Waiver Agreement, VALIC has contractually agreed to waive its advisory fee until September 30, 2023, so that the advisory fee payable by the Fund to VALIC equals 0.86% on the first $500 million of the Fund’s average daily net assets and 0.81% on average daily net assets over $500 million. The Advisory Fee Waiver Agreement continues in effect from year to year provided such continuance is agreed to by VALIC and approved by a majority of the Independent Directors. There are no proposed changes to the fee payable to VALIC or to the advisory fee waiver.

For the period ended May 31, 2023, the Fund paid VALIC advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement in the amount noted in the chart below. Had the changes described above (the “New Arrangements”) been implemented at the beginning of the May 31, 2023 fiscal year, the subadvisory fees paid by VALIC would have decreased and the gross advisory fees retained by VALIC with respect to the Fund would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended May 31, 2023, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended May 31, 2023.

	Year Ended May 31, 2023 Actual		Year Ended May 31, 2023 New Arrangements		Difference
	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)
Gross Advisory Fees	$16,577,825	0.86%	$16,577,825	0.86%	$0	0.00%	0%
Aggregate Subadvisory Fees Paid	$9,718,971	0.51%	$9,069,881	0.47%	($649,090)	(0.04%)	(7%)
Advisory Fees Retained (Gross)	$6,858,854	0.35%	$7,507,944	0.39%	$649,090	0.04%	9%
Advisory Fees Waived	$768,368	0.04%	$768,368	0.04%	$0	0.00%	–
Advisory Fees Retained (Net)	$6,090,486	0.31%	$6,739,576	0.35%	$649,090	0.04%	11%

As illustrated in the chart above, had the New Arrangements been in place during the year ended May 31, 2023, VALIC would have paid lower aggregate subadvisory fees and retained more of its advisory fees. The subadvisory fees paid and the advisory fees that would be retained by VALIC under the New Arrangements are hypothetical and are designed to help you understand the potential effects of the New Sub-Advisory Agreements. The actual fees paid to VALIC and the actual advisory fees retained by VALIC under the New Arrangements may be different due to fluctuating asset levels and a variety of other factors.

The New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, and subject to the supervision and review of VALIC and the Board, BlackRock manages the investment and reinvestment of the assets of the Fund and maintains a trading desk and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by BlackRock.

The New Sub-Advisory Agreement and the prior investment sub-advisory agreement that was formerly in effect with T. Rowe (the “Prior Sub-Advisory Agreement”) are similar but do have several differences. The below compares the terms of the Prior Sub-Advisory Agreement with the New Sub-Advisory Agreement.

The terms of the Prior Sub-Advisory Agreement and the New Sub-Advisory Agreement materially differ, among other things, in: (i) the subadviser named as a party to the agreement; (ii) the effective date of the agreements; (iii) the inclusion of an express provision clarifying that BlackRock is not the fund accounting agent making the actual pricing determinations for the Fund; (iv) an express provision allowing BlackRock to utilize its affiliates for investment advisory services so long as in accordance with certain applicable laws and regulations; (v) the exclusion of a provision whereby VALIC may direct T. Rowe to use a particular broker for trades; (vi) the exclusion of language allowing T. Rowe to utilize its own managed money market funds for investment purposes by the Fund; (vii) the inclusion of an express provision noting that VALIC may ask BlackRock for input on proxy voting decisions on occasion; (viii) the inclusion of a clarification that BlackRock shall have no independent requirement to test for compliance with the diversification requirements of the Internal Revenue Code; (ix) the addition of certain express terms relating to indemnification; (x) the governing law of the agreements; (xi) the exclusion of an invalid provision; and (xii) the fee rate.

Under the New Sub-Advisory Agreement, BlackRock receives a fee, payable from VALIC in an amount which is calculated as an annual percentage of the portion of the Fund’s average daily net assets.

The New Sub-Advisory Agreement shall continue in effect for two years from its effective date. Thereafter, the New Sub-Advisory Agreement shall continue in effect subject to the termination provisions and all other terms and conditions thereof, only so long as such continuance is approved at least annually by the vote of a majority of Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board or a majority of that Fund’s outstanding voting securities (as defined in the 1940 Act). The New Sub-Advisory Agreement may be terminated by VC I or the Subadviser at any time, without the payment of any penalty, upon giving BlackRock 60 days’ notice (which notice may be waived by BlackRock), provided that such termination by VALIC shall be directed or approved by the vote of a majority of the Directors of VC I in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by BlackRock on 60 days’ written notice (which notice may be waived by the VC I and the Sub-Adviser), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the VC I and the Subadviser. The Agreement will also immediately terminate in the event of its assignment. (The New Sub-Advisory Agreement is attached as Exhibit A).

Since VALIC, and not the Fund, is responsible for payment of subadvisory fees, the fees and expenses paid by the Fund’s shareholders will not increase as a result of the approval of the New Sub-Advisory Agreement. The proposed subadvisory fee was negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund is marketed, the investment characteristics of the Fund relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed subadvisory fee, and the management fees to be retained by VALIC, are fair and reasonable.

Factors Considered by the Board

At the Meeting, the Board of VC I, including the Independent Directors, approved the New Sub-Advisory Agreement between VALIC and Blackrock with respect to Fund.1

In connection with the approval of the New Sub-Advisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the New Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by BlackRock; (2) the key personnel of BlackRock who will provide services to the Fund; (3) BlackRock’s compliance policies and procedures; (4) BlackRock’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by BlackRock as a result of the New Sub-Advisory Agreement.

In considering whether to approve the New Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as by representatives from BlackRock. The Board noted that in accordance with Section 15(c) of the 1940 Act, BlackRock furnished the Board with extensive information in connection with the consideration of the New Sub-Advisory Agreement. The Independent Directors were separately represented by counsel that is independent of

1 On March 25, 2020 and June 19, 2020, as a result of health and safety measures put in place to combat the global COVID-19 pandemic, the Securities and Exchange Commission issued exemptive orders (the “Orders”) pursuant to Sections 6(c) and 38(a) of the 1940 Act, that temporarily exempt registered investment management companies from the in-person voting requirements under the 1940 Act, subject to certain requirements, including that votes taken pursuant to the Orders are ratified at the next in-person meeting. The Board of VC I determined that reliance on the Orders was necessary or appropriate due to the circumstances related to current or potential effects of COVID-19 and therefore, the October 25-26, 2022, meeting was held telephonically in reliance on the Orders.

VALIC in connection with their consideration of approval of the New Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by BlackRock. The Board reviewed information provided by BlackRock relating to BlackRock’s operations and personnel. The Board also noted that BlackRock’s management of the Fund will be subject to the oversight of VALIC and the Board and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by BlackRock, including a presentation from BlackRock. The Board noted that BlackRock will determine the securities to be purchased or sold on behalf of the Fund and will be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and for rendering regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed information regarding the qualifications, background and responsibilities of BlackRock’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of BlackRock. The Board also reviewed BlackRock’s brokerage practices. The Board also considered BlackRock’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by BlackRock were expected to be satisfactory and that there was a reasonable basis to conclude that BlackRock would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by BlackRock for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with BlackRock at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to BlackRock pursuant to the New Sub-Advisory Agreement is lower than the sub-advisory fee rate payable to T. Rowe pursuant to the current sub-advisory agreement with T. Rowe. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the engagement of BlackRock will not result in any change to the management fee paid by the Fund to VALIC. The Board also reviewed performance information provided by BlackRock related to their proprietary technology fund, although BlackRock stated that the strategy was not comparable to that for the Fund.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the New Sub-Advisory Agreement. The Board noted that the sub-advisory fee rate proposed to be paid pursuant to the New Sub-Advisory Agreement would be lower as a result of the changes in sub-adviser and considered the impact of the sub-adviser change on VALIC’s profitability. The Board considered that the sub-advisory fee rates were negotiated with BlackRock at arm’s length. In considering the anticipated profitability to BlackRock in connection with its relationship to the Fund, the Directors noted that the fees under the New Sub-Advisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In light of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of BlackRock from their relationship with the Fund was not material to their deliberations with respect to consideration of approval of the New Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to BlackRock’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in BlackRock’s management of the Fund is not a material factor to the approval of the New Sub-Advisory Agreement.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the New Sub-Advisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the New Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decisions to approve the New Sub-Advisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made, and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that BlackRock possesses the capability and resources to perform the duties required under the New Sub-Advisory Agreement.

Information about BlackRock

BlackRock is an indirect wholly owned subsidiary of BlackRock, Inc. BlackRock is located at 1 University Square Drive, Princeton, New Jersey 08540. As of March 31, 2023, BlackRock and its affiliates managed $9.1 trillion across equity, fixed income, alternatives, multi-asset, and cash management strategies for institutional and retail clients. A portion of the assets of the Science & Technology Fund is managed by a team of BlackRock portfolio managers comprised of Tony Kim, Caroline Tall and Reid Menge.

The following chart lists BlackRock’ principal executive officers and directors and their principal occupations.

Full Legal Name	Principal Occupation

Trident Merger, LLC	Sole Member

Fink, Laurence, Douglas	Chief Executive Officer

Kapito, Robert, Steven	President

Shedlin, Gary, Stephen	Chief Financial Officer and Senior Managing Director

Goldstein, Robert, Lawrence	Chief Operating Officer and Senior Managing Director

Park, Charles, Choon Sik	Chief Compliance Officer

Meade, Christopher, Joseph	General Counsel, Chief Legal Officer, and Senior Managing Director

No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, BlackRock or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners or shareholders BlackRock.

BlackRock does not provide investment advisory or sub-advisory services to any mutual funds or other accounts that have investment strategies and/or objectives similar to that of Science & Technology Fund.

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2023, pursuant to the Administrative Services Agreement and MTA, the Fund paid $1,279,316 and $6,665 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect, majority-owned subsidiary of AIG. VALIC is also an indirect, majority-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the New Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended May 31, 2023.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer and Secretary of VALIC Company I, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

Ownership of Shares

As of May 31, 2023, there were approximately 104,000,571.13 shares outstanding of the Fund. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

Dated: June 29, 2023

EXHIBIT A

AMENDMENT NO. 8

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 8 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of May 1, 2023, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and BLACKROCK INVESTMENT MANAGEMENT, LLC, a Delaware limited liability Company (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (the “Company”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to the Company; and

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company; and

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated March 5, 2007, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Subadvisory Agreement as follows:

1.        Schedule A Amendment. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto to add Science and Technology Fund as a Covered Fund under the Subadvisory Agreement.

2.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.        Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.        Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement. The parties agree that this Amendment and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Amendment and any related documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Kevin J. Adamson
Name: Kevin J. Adamson
Title: Authorized Signatory

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:	/s/ Melissa Buccilli
Name: Melissa Buccilli
Title: Director

SCHEDULE A

Effective May 1, 2023

SUB-ADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion managed, as follows:

Covered Fund	Fee

Dividend Value Fund	omitted
Growth Fund	omitted
Science and Technology Fund	omitted

VALIC COMPANY I

2919 Allen Parkway

Houston, Texas 77019

Science & Technology Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

Information statements | Corebridge Retirement Services (corebridgefinancial.com).

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new investment sub-advisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new investment sub-advisory agreement.

As discussed in the Information Statement, at a meeting held on October 25-26, 2022 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved an Investment Sub-Advisory Agreement between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and BlackRock Investment Management, LLC (“BlackRock”) with respect to the Fund (the “New Sub-Advisory Agreement”). BlackRock will replace T. Rowe Price Associates, Inc. as subadviser to the Fund. The Fund is a series of VC I. The New Sub-Advisory Agreement became effective on May 1, 2023.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about any new sub-adviser and the sub-advisory agreement within 60 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 29, 2023, to all participants in a contract or plan who were invested in the Fund as of the close of business on May 1, 2023. A copy of the Information Statement will remain on our website until at least June 29, 2024, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until June 29, 2024. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.